UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

On August 20, 2020, NCR Corporation (the “Company”) directed U.S. Bank National Association, as trustee (the “Trustee”) under (i) the indenture, dated September 17, 2012 (the “2022 Notes Indenture”), among the Company, NCR International, Inc. (the “Guarantor”) and the Trustee, to issue a notice of full redemption to redeem all of the $600,000,000 outstanding aggregate principal amount of the Company’s 5.000% senior notes due 2022 (the “2022 Notes”) and (ii) the indenture, dated December 19, 2013 (the “2023 Notes Indenture” and together with the 2022 Notes Indenture, the “Indentures”), among the Company, the Guarantor and the Trustee, to issue a notice of full redemption to redeem all of the $700,000,000 outstanding aggregate principal amount of the Company’s 6.375% senior notes due 2023 (the “2023 Notes” and together with the 2022 Notes, the “Notes”).

The 2022 Notes were redeemed on September 19, 2020 (the “Redemption Date”), at a price equal to (i) 100.000% of the aggregate principal amount of the 2022 Notes and (ii) accrued and unpaid interest to, but not including, the Redemption Date, of $5,333,333.33. Accordingly, the total redemption payment for the 2022 Notes was $605,333,333.33. Pursuant to the provisions of the 2022 Notes Indenture, the Company deposited the redemption payment for the Notes with the Trustee on September 18, 2020, the last business day immediately prior to the Redemption Date.

The 2023 Notes were redeemed on the Redemption Date, at a price equal to (i) 102.125% of the aggregate principal amount of the 2023 Notes and (ii) accrued and unpaid interest to, but not including, the Redemption Date, of $11,652,083.33. Accordingly, the total redemption payment for the 2023 Notes was $726,527,083.33. Pursuant to the provisions of the 2023 Notes Indenture, the Company deposited the redemption payment for the Notes with the Trustee on September 18, 2020, the last business day immediately prior to the Redemption Date.

Upon deposit of the redemption payments, the Indentures were satisfied and discharged in accordance with its terms. As a result of the satisfaction and discharge of the Indentures, the Company and the Guarantor have been released from their obligations with respect to the Indentures and the Notes, except with respect to those provisions of the Indentures that, by their terms, survive the satisfaction and discharge of the Indentures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary

Date: September 21, 2020